EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1996
(in thousands, except per share amounts)



Average shares outstanding - 1996                           16,570

Restatement related to Fairfax Bank and Trust Company        2,485   (1)

Restatement related to F&M Bank-Allegiance                   1,354   (1)

1996 Weighted Average Shares Outstanding                    20,409

Net Income - 1996                                          $29,298

Earnings per shares - 1996                                 $  1.44



(1) On March 29, 1996, the merger with FB&T Financial Corporation was consummated with 2,517,577 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

       Additionally, on October 1, 1996, the merger with Allegiance Banc Corporation was consummated with 1,455,628 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.


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



EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1995
(in thousands, except per share amounts)


Average shares outstanding - 1995                                  15,657

Restatement related to F&M Bank-Potomac acquisition                   872   (1)

Restatement related to Fairfax Bank & Trust Company acquisition     2,485   (2)

Restatement related to F&M Bank-Allegiance acquisition              1,354   (2)

1995 Weighted Average Shares Outstanding                           20,368

Net income - 1995                                                 $25,835

Earnings per share - 1995                                          $  1.27



(1) On April 6, 1995, the merger with Bank of the Potomac was consummated with 872,187 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

(2)    See description under Exhibit 11 for 1996.

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



EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1994
(in thousands, except for share amounts)



Average shares outstanding - 1994                                  12,966

Restatement related to F&M Bank-Peoples acquisition                 1,193   (1)

Restatement related to F&M Bank-Hallmark acquisition                1,107   (2)

Restatement related to F&M Bank-Potomac acquisition                   872   (3)

Restatement related to Fairfax Bank & Trust Company acquisition     2,510   (4)

Restatement related to F&M Bank-Allegiance, Inc., acquisition       1,354   (4)

Stock dividend - 2.5%                                                 379   (2)

1994 Weighted Average Shares Outstanding                           20,381

Net income - 1994                                                 $24,272

Earnings per share - 1994                                         $  1.19




(1) On July 1, 1994, the merger with F&M Bank-Peoples was consummated with 1,193,431 shares of F&M National Corporation stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

       Additionally, on July 1, 1994, the merger with F&M Bank-Hallmark was consummated with 1,107,414 shares of F&M National Corporation stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

(2) Also, the Company paid a 2.5% stock dividend on September 1, 1994, a total of 378,690 shares. Accordingly, the shares outstanding have been restated for all reported periods to reflect the stock dividend.

(3)    See description under Exhibit 11 for 1995.

(4)    See description under Exhibit 11 for 1996.


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